[Letterhead of Arthur Andersen LLP]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1999 included in Adecco SA's annual report to stockholders for the year ended December 31, 1998 in this Form F-4.




                                      /s/ Arthur Andersen LLP
                                      -------------------------
                                          Arthur Andersen LLP

San Jose, California
October 5, 1999